EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT
This THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT, LIMITED CONSENT, AND WAIVER (this “Agreement”) is made as of May 31, 2015, and effective upon the Effective Date (as defined below), by and among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), each of the other Credit Parties identified as such on the signature pages hereof, each of the lenders signatory hereto constituting the Required Lenders (as defined in the Credit Agreement described below) and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (together with its successors and assigns in such capacity, “Agent”).
RECITALS
A.The Borrower, Agent and certain lenders (collectively, the “Lenders”) are parties to that certain Credit and Security Agreement, dated as of May 14, 2014 (as amended to date and as it may be further amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Except as otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.
B.    In connection with the Credit Agreement, each Credit Party (other than the Borrower) guaranteed the Obligations of the Borrower pursuant to that certain Guaranty of Payment, dated as of May 14, 2014, and each Credit Party granted to Agent, for the benefit of the Lenders, a first priority security interest (subject only to Permitted Liens) in substantially all of such Credit Party’s assets pursuant to that certain Security Agreement, dated as of May 14, 2014, executed by the Credit Parties in favor of Agent.
C.    The Borrower has requested certain modifications to the Credit Agreement in connection with the Borrower’s consummation of the Herley Disposition (as defined herein), and Agent and the Required Lenders have agreed to the modification of certain provisions contained in the Credit Agreement upon the terms and conditions hereinafter set forth.
D.    Borrower has requested that Agent and the Lenders (i) consent to the Transaction, (ii) waive any Event of Default that would otherwise occur under the Loan Documents solely as a result of the Transaction, and (iii) amend the Credit Agreement as set forth herein.
NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
1.Amendments to the Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:
(a)    Amendment to Section 1.1- Amended and Restated Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to provide as follows:

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“‘Consolidated EBITDA’ means, for any period as determined on a Consolidated basis, (a) Consolidated Net Income for such period, plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Net Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges (but in no event to include depreciation and amortization charges as to Demonstration and Practice Aerial Targets and Aerial Aircraft included in the definition of “Excluded Demonstration and Practice Aerial Targets and Aerial Aircraft Investment”), (iv) non-cash losses or charges, (v) up to $5,300,000 of losses from discontinued operations, (vi) additional non-recurring transaction costs, reasonably acceptable to the Agent, incurred in connection with a Permitted Acquisition, (vii) up to $4,000,000 of costs related to severance and lease terminations associated with restructuring, (viii) any losses or charges resulting from the refinancing of the Borrower’s existing Indebtedness, (ix) up to $12,000,000 in provisions for taxes paid in cash related to Herley Disposition, and (x) up to $17,000,000 for expenses related to the Herley Disposition and to the repurchase at par of a portion of the Senior Notes with proceeds of the Herley Disposition; minus (b) to the extent included in Consolidated Net Income for such period, non-cash gains.”
“‘Consolidated Fixed Charges’ means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense, and (b) scheduled principal payments on Consolidated Funded Indebtedness; provided that, for purposes of calculating Consolidated Fixed Charges, (i) principal payments on Consolidated Funded Indebtedness shall exclude optional payments and (ii) the portion of Consolidated Interest Expense attributable to the Borrower’s Consolidated Funded Indebtedness shall be $10,938,000 for the Quarterly Reporting Periods ending on September 29, 2013, December 29, 2013, March 30, 2014 and on or about June 30, 2014, as determined on a Consolidated basis. Notwithstanding the foregoing (x) for the purposes of this definition of “Consolidated Fixed Charges” as to calculation of interest expense in connection with the repurchase at par of $175,000,000 of Senior Notes with proceeds from the Herley Disposition and the pay-down by $41,000,000 of the outstanding Revolving Loans, the repurchase and pay-down shall be deemed to have occurred on September 29, 2014, and (y) for the purposes of calculation of interest expense in connection with any other repurchase at par of the Senior Notes with proceeds from the Herley Disposition, the repurchase shall be deemed to have occurred on the first day of the most recently completed four Quarterly Reporting Periods.”
“‘Reserve’ or ‘Reserves’ means, (a) the Herley Disposition Proceeds Reinvestment Reserve, and (b) any additional amount that the Agent reserves, without duplication, pursuant to Section 2.12 hereof, against the Borrowing Base.”
(b)    Amendment to Section 1.1-New Definition. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following new definitions in proper alphabetical order:
“‘Herley Disposition’ means the sale by the Borrower of 100% of its equity interests in Herley Industries, Inc., a Delaware corporation (“Herley”), and the sale by Herley of 100% of its equity interests in each of Herley- CTI, Inc., a Delaware corporation, EW Simulation Technology Ltd., a company organized under the laws of the United Kingdom, and Stapor Research, a Virginia corporation for an aggregate sales price of approximately $260,000,000 (exclusive of any potential working capital adjustments or reimbursable taxes

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associated therewith), with such disposition being consummated pursuant to, and in accordance with, the Herley Purchase Documents, and with the net proceeds thereof to be applied as follows: (a) to the extent proceeds consist of proceeds of Credit Facility Priority Collateral, such proceeds shall be initially applied to the outstanding principal amount of the Revolving Loans and Swingline Loans, and ultimately applied in a manner consistent with Section 4.11 of the Indenture; and (b) to the extent proceeds consist of proceeds of Indenture Priority Collateral such proceeds shall be applied in accordance with the Indenture and the Intercreditor Agreement, including, without limitation, at least $175,000,000 to repurchase at par Senior Notes.”
“‘Herley Disposition Credit Facility Priority Collateral Proceeds Amount’ means the net proceeds from the Herley Disposition consisting of proceeds of Credit Facility Priority Collateral initially applied to the outstanding Revolving Loans and Swingline Loans, and then held as cash to be used in compliance with Section 4.11 of the Indenture.”
“‘Herley Disposition Proceeds Reinvestment Period’ means the period beginning the date of application of the proceeds of the Credit Facility Priority Collateral from the Herley Disposition to the outstanding Revolving Loans and Swingline Loans (with any amount in excess of outstanding Revolving Loans and Swingline Loans to be held by Borrower as cash pending reinvestment in Specified Credit Facility Priority Collateral) and ending 360 days after such date of receipt.”
“‘Herley Disposition Proceeds Reinvestment Amount’ means the aggregate cash purchase price paid for Specified Credit Facility Priority Collateral by Borrower and other Credit Parties during the Herley Disposition Proceeds Reinvestment Period.”
“‘Herley Disposition Proceeds Reinvestment Reserve’ means for the period of time beginning on the first day of the Herley Disposition Proceeds Reinvestment Period and ending on the earlier of (a) the first day during the Herley Disposition Proceeds Reinvestment Period that the aggregate Herley Disposition Proceeds Reinvestment Amount equals at least the Herley Disposition Credit Facility Priority Collateral Proceeds Amount and (b) the first day after the end of the Herley Disposition Proceeds Reinvestment Period that all proceeds of Credit Facility Priority Collateral from the Herley Disposition have been applied in a manner consistent with Section 4.11 of the Indenture, the amount equal to (i) the Herley Disposition Credit Facility Priority Collateral Proceeds Amount, minus (ii) aggregate Herley Disposition Proceeds Reinvestment Amount.”
“Herley Purchase Documents” means the purchase agreement and other relevant documents relating to the Herley Disposition provided to Agent and certified by Borrower as being the true and correct documentation relating to the Herley Disposition.
“‘Specified Credit Facility Priority Collateral’ means inventory, documents, contracts, accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts acquired by Borrower or another Credit Party with proceeds from the Credit Facility Priority Collateral sold in connection with the Herley Disposition.”
(c)    Amendment to Section 5.3. Section 5.3 of the Credit Agreement is amended by adding thereto a new paragraph (r), Herley Disposition Proceeds Reinvestment Amount Report, to read in its entirety as follows:

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“(r) Herley Disposition Proceeds Reinvestment Amount Report. The Borrower shall deliver to Agent, as frequently as the Agent may request, but no less frequently than concurrently with the Borrowing Base Certificate referenced in subsection (a) above, a report in form and substance satisfactory to Agent, detailing the aggregate Herley Disposition Proceeds Reinvestment Amount to that point utilized during the Herley Disposition Proceeds Reinvestment Period.”
(d)    Amendment to Section 5.7. Section 5.7 of the Credit Agreement is amended and restated to read in its entirety as follows:
“(a) Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries will maintain at all times, on a Consolidated basis, measured as of the end of each Quarterly Reporting Period, commencing with the Quarterly Reporting Period ending on or about June 30, 2014, a Fixed Charge Coverage Ratio of at least 1.15 to 1.00. Notwithstanding the foregoing, (i) the Fixed Charge Coverage Ratio will not be measured (x) as of the Quarterly Reporting Period ending on or about June 30, 2015, or (y) as of the end of any Quarterly Reporting Period ending after June 30, 2015, if on such date there are no outstanding Revolving Loans or Swingline Loans and the Letter of Credit Exposure is less than or equal to $17,000,000, and (ii) as to any subsequent Quarterly Reporting Period ending after June 30, 2015, and not covered by clause (i) above, the Borrower and its Subsidiaries will maintain at all times, on a Consolidated basis, measured as of the end of such Quarterly Reporting Period, a Fixed Charge Coverage Ratio of at least the amount specified below:

Category	Ratio
(A) On such date, the percentage of (1) (xx) outstanding Revolving Loans plus (yy) outstanding Swingline Exposure plus Letter of Credit Exposure in excess of $17,000,000, to (2) (xx) Revolving Credit Commitment, minus (yy) Herley Disposition Proceeds Reinvestment Reserve, is greater than 0.00%; but less than 15.00%
(A) 1.05 to 1.00
(B) On such date, the percentage of (1) (xx) outstanding Revolving Loans plus (yy) outstanding Swingline Exposure plus Letter of Credit Exposure in excess of $17,000,000, to (2) (xx) Revolving Credit Commitment, minus (yy) Herley Disposition Proceeds Reinvestment Reserve, is equal to or greater than 15.00% but less than 25.00%
(B) 1.10 to 1.00 lesser of
(C) All other instances	(C) 1.15 to 1.00

For the purposes of this Section 5.7, “Letter of Credit Exposure” shall not include the undrawn amount of any outstanding Letter of Credit issued for the account of Herley, Herley – CTI, Inc., EW Simulation Technology Ltd. or Stapor Research if Borrower shall have both (a) caused to be deposited with the relevant Fronting Lender, in its capacity as a Fronting Lender, either cash or a Supporting Letter of Credit which, in either case, is (i) in an amount equal to one hundred five percent (105%) of the amount of such Letter of Credit) and (ii) free and clear of all rights and claims of third parties), and (b) executed all such documentation as such Fronting Lender shall request in connection with the continued existence of such Letter of Credit.”

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(e)    Amendment to Section 5.12. Section 5.12 of the Credit Agreement is amended by (i) deleting the “and” at the end of clause (h) thereof, (ii) replacing the “.” at the end of clause (i) with “; and” and (iii) adding a new clause (j) to provide in its entirety as follows:
“(j)    the Companies may consummate the Herley Disposition.”
2.    Limited Consent and Waiver. Agent and the Required Lenders hereby (a) consent to the Herley Disposition and (b) waive any Event of Default that would otherwise occur under the Credit Agreement solely as a result of the Herley Disposition. Notwithstanding the foregoing and in addition to the conditions precedent hereinafter specified in Section 3, the above consent and waiver is conditioned upon (a) the Herley Disposition being effectuated in a manner consistent with the definition of Herley Disposition, (b) Agent shall have received true, correct and complete copies of the Herley Purchase Documents, which shall be certified by an Authorized Officer of Borrower as being true, correct and complete, and all conditions precedent to the closing of the Herley Disposition shall have been satisfied, (c) Borrower shall have delivered to Agent (i) signature and incumbency certificates of the officers of such Person executing the Herley Purchase Documents on behalf of the Credit Parties party thereto; and (ii) resolutions of the board of directors (or similar governing body) of each Credit Party to the Herley Purchase Documents approving and authorizing the execution, delivery and performance of the Herley Purchase Documents and all other documents executed in therewith, certified by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (d) immediately prior to and after giving effect to the Herley Disposition, (i) no Event of Default (other than any Event of Default that would occur solely as a result of the Herley Disposition) shall have occurred or be continuing and (ii) the representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, are true and correct as of such date, as if made on such date, except for those representations and warranties specifically made as of the earlier date, which shall be true and correct as of such earlier date and (e) with respect to each Outstanding Herley Letter of Credit, Borrower shall (i) have caused to be deposited with the relevant Fronting Lender, in its capacity as a Fronting Lender, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the Outstanding Herley Letters of Credit and (B) free and clear of all rights and claims of third parties, and (ii) have executed all such documentation as such Fronting Lender shall request in connection with the survival of the Outstanding Herley Letters of Credit. Except as expressly set forth in this Agreement, the consent and waiver by Agent and the Required Lenders under this Agreement is not intended, and shall not be construed: (a) to modify or otherwise affect any of the provisions of the Credit Agreement or the other Loan Documents, (b) as a waiver of any of Agent’s or any Lender’s rights under the Credit Agreement or any other Loan Document, or (c) as an authorization or a consent by Agent and the Lenders to any further actions by any Credit Party not otherwise permitted by the Loan Documents.

3.    Covenant of the Credit Parties. In consideration of the agreements set forth herein, the Credit Parties shall deliver to the applicable Fronting Lender for cancellation, all outstanding Letters of Credit issued for the account of Herley, Herley – CTI, Inc., EW Simulation Technology Ltd. or Stapor Research (the “Outstanding Herley Letters of Credit”) within one (1) Business Day following the expiration date thereof and, for the avoidance of doubt, shall not permit any renewal thereunder.

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4.    Conditions to Effectiveness of Agreement. This Agreement shall be effective on the earliest date on which all of the following conditions have been satisfied (such date being the “Effective Date”):
(a)    Agent shall have received this Agreement, duly executed by the Credit Parties and the Required Lenders.
(b)    If a consent is required under the Senior Notes Documents, Agent shall have received evidence, in form and substance satisfactory to Agent, that the Credit Parties have received consent under the Senior Notes Documents permitting the Herley Disposition and the transactions contemplated hereby.
(c)    Borrower shall have delivered to Agent (i) copies of each Organizational Document of each Credit Party to the extent such documents have been amended since the Closing Date and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing this Amendment on behalf of the Credit Parties; and (iii) resolutions of the board of directors (or similar governing body) of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement, and all other documents executed in connection herewith, certified by its secretary or an assistant secretary as being in full force and effect without modification or amendment.
(d)    Borrower shall have paid to Agent all fees and expenses (including attorneys’ fees) owed to or incurred by Agent or Lenders arising in connection with the Loan Documents or this Amendment.
(e)    Immediately prior to, and after giving effect to this Agreement, (i) no Event of Default (other than any Event of Default that would occur solely as a result of the Herley Disposition) shall have occurred or be occurring and (ii) the representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, are true and correct as of such date, as if made on such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct as of such earlier date.
The Credit Parties shall be deemed to represent and warrant to Agent and Lenders that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment.
5.    Representations and Warranties. To induce Agent and the Required Lenders to enter into this Agreement, each Credit Party, by its signature below, hereby:
(a)    acknowledges and agrees that, except as expressly set forth in this Agreement, the terms, covenants and conditions of the Credit Agreement and the other Loan Documents are in full force and effect and are hereby ratified and confirmed; and

(b)    ratifies and reaffirms the notes and its obligations under the Credit Agreement and the other Loan Documents, and all of such Credit Party’s respective covenants, duties, indebtedness and liabilities owing under such documents.

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6.    Miscellaneous.
(a)    The Credit Parties are hereby notified that irrespective of (i) any waivers previously granted by Agent regarding the Loan Documents, (ii) any previous failures or delays of Agent in exercising any right, power or privilege under the Loan Documents, or (iii) any previous failures or delays of Agent in the monitoring or in the requiring of compliance by the Credit Parties with their respective duties, obligations and agreements under the Loan Documents, hereafter the Credit Parties will be expected to comply strictly with their duties, obligations and agreements under the Loan Documents. All of the Liens of Agent in the Collateral shall continue, and Agent’s and the Required Lender’s consent herein to the Transaction shall in no way be deemed to be a release of their Lien in any Collateral.
(b)    This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement and other Loan Documents, as modified by this Agreement, shall continue in full force and effect. This Agreement shall constitute a Loan Document for all purposes.
(c)    This Agreement may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page of this Agreement by telecopy, pdf or other electronic means shall be effective as delivery of a manually executed counterpart of such Agreement.
(d)    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
(e)    The provisions of this Agreement and the respective rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).
(f)    THE CREDIT PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT AND THE LENDERS. EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, THE LENDERS, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY ADVANCE INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR,

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CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER AGREEMENTS AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.
(g)    THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS TOGETHER REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER, AGENT AND THE REQUIRED LENDERS.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
SUNTRUST BANK,
as Administrative Agent and a Required Lender

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
PNC BANK, NATIONAL ASSOCIATION,
a Required Lender

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BANK OF THE WEST,
a Required Lender

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CATHAY BANK,
a Required Lender

By:
Name:
Title:

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BORROWER:

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:
Name:
Title:

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Agreed to and Accepted:    OTHER CREDIT PARTIES:

HGS HOLDINGS, INC.
DTI ASSOCIATES, INC.
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
ROCKET SUPPORT SERVICES, LLC
JMA ASSOCIATES, INC.
MADISON RESEARCH CORPORATION
GICHNER SYSTEMS GROUP, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
CHARLESTON MARINE CONTAINERS INC.
DALLASTOWN REALTY I, LLC DALLASTOWN REALTY II, LLC
DEI SERVICES CORPORATION
SCT ACQUISITION, LLC
SCT REAL ESTATE, LLC
KPSS GOVERNMENT SOLUTIONS, INC.
KRATOS INTEGRAL HOLDINGS, LLC
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.
KRATOS NETWORKS, INC.
KRATOS SYSTEMS AND SOLUTIONS, INC.
KRATOS DEFENSE & ROCKET SUPPORT SERVICES, INC.
KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.
KRATOS SOUTHEAST, INC.
KRATOS TEXAS, INC.
WFI NMC CORP.
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.

By:
Deanna H. Lund Executive Vice President & Chief Financial Officer

REALITY BASED IT SERVICES, LTD.
SHADOW I, INC.
SHADOW II, INC.

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DIGITAL FUSION, INC.
DIGITAL FUSION SOLUTIONS, INC.
SUMMIT RESEARCH CORPORATION
HENRY BROS. ELECTRONICS, INC., a Delaware corporation
HENRY BROS. ELECTRONICS, INC.,
a Colorado corporation
HENRY BROS. ELECTRONICS, INC., a New Jersey corporation
HENRY BROS. ELECTRONICS, INC., a California corporation
DIVERSIFIED SECURITY SOLUTIONS, INC.
HENRY BROS. ELECTRONICS, L.L.C.
NATIONAL SAFE OF CALIFORNIA
LVDM, INC.
AIRORLITE COMMUNICATIONS, INC.
HERLEY INDUSTRIES, INC.
GENERAL MICROWAVE CORPORATION
GENERAL MICROWAVE ISRAEL CORPORATION
HERLEY-CTI, INC.
STAPOR RESEARCH, INC.
MSI ACQUISITION CORP.
MICRO SYSTEMS, INC.
HERLEY - RSS, INC.
REAL TIME LOGIC, INC.
SAT CORPORATION
SECUREINFO CORPORATION
AI METRIX, INC.
POLEXIS, INC.

By:
Deanna H. Lund Executive Vice President & Chief Financial Officer

KRATOS SOUTHWEST L.P., by Kratos Texas, Inc., its General Partner

By:
Deanna H. Lund Executive Vice President & Chief Financial Officer

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